1 Application for Life Insurance PART 1 Pruco Life Insurance Company of New Jersey The Prudential Insurance Company of America POLICY NUMBER (IF KNOWN): A. PROPOSED INSURED (POLICY OWNER UNLESS SECTION D IS COMPLETED) 1. Name: 2. Previous name (if changed in the last 5 yrs.): 3. Social Security number: 4. State of birth (Country if not U.S.): 5. Gender: Female Male 6. Date of birth: 7. Date policy to Save Age? Yes No 8. Are you a permanent, legal US resident? Yes No If No, provide country of legal residence, type and number of visa, expiration date and length of US residence: 9. Driver’s license issuing state: Number: Expiration date: If None, why not?: 10. Residence address (No PO boxes): Street Apt City State ZIP 11. e-mail address: 12. Home telephone number: Business telephone number (ext.): 13. Current employer name: Business address: Street Suite City State ZIP 14. Occupation: Duties: 15. Earned annual income $ Unearned annual income $ Net worth $ A023 Both are Prudential companies. Corporate Offices, Newark, New Jersey ORD 96200-2025 NEW YORK (CONTINUED) 01/2026

2 (CONTINUED) ORD 96200-2025 NEW YORK 5. Requested Optional Benefits: (Not all benefits are available for all products.): Waiver of Premium/Enhanced Disability Benefit Acceleration of Death Benefit (Living Needs Benefit) Accidental Death Benefit: Amount $ BenefitAccess Rider Complete BenefitAccess Rider Supplement. If applicable, Select Max Monthly Benefit Percentage 2% or 4% Overloan Protection Rider Child Rider Complete Child Rider Supplement. Automatic Premium Loan Other Riders/Benefits (indicate amount where applicable): C. PREMIUM 1. Send notices (check one): Policyowner Other recipient: Send notices (check one): Policyowner’s residence Other address: Street Apt City State ZIP 2. Premium payment mode: Annual Semiannual Quarterly Monthly – Electronic Funds Transfer 3. For non-term plans, Initial premium amount: $ Planned premium amount: $ D. OWNER (COMPLETE IF OWNER IS OTHER THAN THE PROPOSED INSURED) For multiple owners, details are to be listed in Special Requests, section H. NOTE: The initial or current premiums may change and the maximum guaranteed premiums can be charged. 1. Name of owner: 2. Social Security/Tax identification number (SSN/TIN): 3. Residence address (No PO boxes): Street Apt City State ZIP 4. Owner’s email address: 01/2026 B. PLAN OF INSURANCE 4. For UL and VUL products only: Definition of life insurance: Cash Value Accumulation Test (CVAT) Guideline Premium Test (GPT) 1. Amount of insurance applied for: $ If greater than $1,000,000 for ages 81 and older or $2,500,000 for ages 71-80 or $5,000,000 for ages 70 and younger, complete Financial Supplement. 3. For UL and VUL products only: Death Benefit type: Type A (Level) Type B (Variable) Type C (Return of Premium) – N/A for VULP. – Interest rate: % 2. Product applied for: Term Essential®: 10 15 20 30 PruLife® Custom Premier II (PCP II) Complete the Variable Supplement. PruLife® Essential Universal Life (EUL) VUL ProtectorSM (VULP) Complete the Variable Supplement. Other: Prudential Momentum IULSM (MIUL) Complete the MIUL Supplement.

3 (CONTINUED) ORD 96200-2025 NEW YORK F. INSURANCE HISTORY 1. Do you have any existing life insurance or annuities? Note: Existing coverage includes any life insurance policies that have been assigned, sold or transferred. Yes No 2. Is this insurance intended to replace any existing insurance or annuity?* Yes No 3. List the following details for all existing coverage. (List only annuities to be replaced , list all in force life insurance):* *Replace or replaced means that the insurance being applied for may replace or cause a change in any existing insurance or annuity with any company, including the lapse or surrender of the existing policy, or the use of funds or values from the existing policy to pay for the new policy. If insurance is for business purposes, also complete the Business Insurance Supplement. If beneficiary is a trust, provide name of trust and trustee(s), date of trust and if trust is revocable or irrevocable. If beneficiary is a business, please list name of business, city and state where located and the form of business. E. BENEFICIARY DETAILS 01/2026 Insurance Company Face Amount Type Product To Be Replaced?* 1035 Exchange? $ Group Individual Annuity Life Yes No Yes No $ Group Individual Annuity Life Yes No Yes No $ Group Individual Annuity Life Yes No Yes No $ Group Individual Annuity Life Yes No Yes No $ Group Individual Annuity Life Yes No Yes No Name: First Middle Last Relationship to Proposed Insured Age Beneficiary Class Primary Secondary/Contingent D. OWNER (COMPLETE IF OWNER IS OTHER THAN THE PROPOSED INSURED) (CONTINUED) 5a. For trust owner: Complete the Trustee Statement and Agreement (COMB 86044). Trust date: Trustee(s) Type: Revocable Irrevocable Qualified Retirement Plan Trust Welfare Benefit Trust 5b. For business owner: Complete the Business Supplement. Form: Corporation Partnership Sole proprietorship Other: S Corporation LLC Tax exempt 5c. For personal owner: Total insurance program: Currently in-force: $ Pending applications: $ Relationship to Proposed Insured: Date of birth: Earned annual income: $ Unearned annual income: $ Net worth: $

4ORD 96200-2025 NEW YORK 1. In the past five years, have you flown as a pilot, student pilot or crew member or do you intend to become a pilot? Yes No 2.  In the past five years, have you participated in any activities such as motorized vehicle racing, SCUBA diving, mountain climbing, skydiving, extreme sports such as BASE jumping, bungee jumping or cave exploration, or do you intend to? 3.  Have you ever used tobacco or any other nicotine products such as cigarettes, cigars, pipe, chewing tobacco, snuff, nicotine gum or nicotine patch? Yes No Product Type(s) Date Last Used Frequency of Use 4. In the past five years, have you: a. had your driver’s license denied, suspended or revoked? Yes No b. been convicted of driving under the influence of alcohol and/or drugs? Yes No c. been convicted of any moving violations? Yes No 6. Will you live or travel outside the United States within the next 12 months? Details required include location (city/country), frequency, duration and purpose of each trip. Yes No If Yes, to Question 1 or 2 above, complete the appropriate Supplement. If Yes, provide details: Yes No 5.  Within the past 10 years, have you been convicted for any crime, excluding any expunged convictions, and/or are you currently charged with any crime? Yes No G. GENERAL INFORMATION 01/2026 F. INSURANCE HISTORY (CONTINUED) If Yes, give company name, amount applied for and total amount to be placed, including this application: 4. Are you applying for or reinstating life insurance with any company? Yes No If Yes, give company name, type of insurance, date, action taken and reason for action: 5. Have you had life or health insurance declined, postponed, rated or issued with an increased premium? Yes No 6.  Is the proposed insured or proposed owner considering the transfer or sale to a life settlement company or other investor of: policy ownership; or, any interest in the policy benefits, either directly as a named beneficiary or indirectly as a beneficiary or owner of a trust or other entity? Yes No If Yes, provide details:

5 (CONTINUED) ORD 96200-2025 NEW YORK 01/2026 G. GENERAL INFORMATION (CONTINUED) H. SPECIAL REQUESTS 7. Give complete details of any “Yes” answers for questions 4 – 6, including question number and appropriate details: Question # Details

6ORD 96200-2025 NEW YORK D. MEDICAL INFORMATION 1. Has a licensed member of the medical profession ever treated you for or diagnosed you with: a. high blood pressure, chest pain, a heart attack, coronary artery disease, a heart valve disorder, a heart murmur, an irregular heart beat, cerebrovascular disease, a stroke, circulatory disease, an aneurysm or any disease of the heart or blood vessels? b. anemia or other abnormality of the blood (other than HIV)? c. a polyp, cyst, tumor, cancer, leukemia, melanoma, lymphoma or Hodgkin’s disease? d. diabetes, high blood sugar, glucose intolerance or other endocrine disorder? e. anxiety, depression, or any other mental or psychiatric illness? f. Acquired Immune Deficiency Syndrome (AIDS)? g. any sexually transmitted disease? h. asthma, emphysema, cystic fibrosis, sleep apnea, sarcoidosis, tuberculosis or any other disorder of the lungs or respiratory system? i. a seizure, epilepsy, multiple sclerosis, Parkinson’s disease, muscular dystrophy, cerebral palsy, paralysis, Alzheimer’s disease or any other disorder of the brain or nervous system? j. an ulcer, hepatitis, cirrhosis, pancreatitis, ulcerative colitis, Crohn’s disease or any other disorder of the esophagus, liver, stomach or intestines? NoYes NoYes NoYes NoYes NoYes NoYes NoYes NoYes NoYes NoYes 01/2026 C. FAMILY HISTORY 1.  Have any immediate family members (mother, father, brother, sister) been diagnosed with or died from coronary artery disease, cerebrovascular disease, diabetes or cancer before age 70? If Yes, provide details including which member and medical condition, age at diagnosis, and age at death (if applicable): Yes No 2. Father: Current age or Age at death: Mother: Current age or Age at death: PART 2 A. PERSONAL PHYSICIAN INFORMATION Name Address: Street Suite City State ZIP Telephone number: Date last seen: Reason last seen: If more than one personal physician, provide details in section D number 6. B. PHYSICAL MEASUREMENTS 1. Height: feet inches Weight: pounds 2. Within the last 12 months, have you had a change of weight (gain or loss) of more than 10 pounds? Yes No If Yes, provide details:

7 D. MEDICAL INFORMATION (CONTINUED) ORD 96200-2025 NEW YORK 6.  Give complete details of any “Yes” answers for questions 1-5, including: Question number, diagnosis, date of onset and recovery, medication/treatment prescribed and the name, address and telephone number of all attending physicians and hospitals. Question # Diagnosis Date of Onset Date of Recovery Medication/ Treatment Prescribed Physician/Hospital Name, Address & Phone Number For additional medical details, use Overflow Details Supplement (ORD 96200OD-2010 NEW YORK). This Part 2 will be attached to and made a part of the policy when issued. k. nephritis, polycystic kidney disease or any other disorder of the bladder, kidney, urinary tract or prostate? l. arthritis, gout, back trouble, or any disease or disorder of the joints, muscles or bones? m. lupus, rheumatoid arthritis, chronic fatigue syndrome, fibromyalgia, or any other disease or disorder of the autoimmune system? 2. Have you ever used: a. cocaine, crack, marijuana, heroin, Ecstasy, PCP, LSD, methamphetamine, any other hallucinogenic drug or controlled substance? b. amphetamines, barbiturates, sedatives, opiates or methadone, or controlled substance except as prescribed by a physician? 3. Have you had or been advised to have treatment or counseling for alcohol or drug use or been asked to reduce or eliminate their usage? 4. Other than what has already been disclosed, within the past 5 years, have you: a. requested or received disability or compensation benefits? b. been a patient in a hospital or other medical facility, other than for normal childbirth? c. had any other disease, disorder or condition? d. been advised to have surgery, medical tests or diagnostic procedures (other than for HIV)? 5. Are you currently receiving medical treatment or taking any other medication or herbal supplement that has not already been disclosed? NoYes NoYes NoYes NoYes NoYes NoYes NoYes NoYes NoYes NoYes NoYes 01/2026

8 AGREEMENTS SIGNATURES Owner’s Tax Certification (check boxes ONLY if applicable): Under penalties of perjury, I certify that the taxpayer identification number (TIN) I have listed on this form is my correct TIN. I further certify that I am a U.S. person (including resident alien), I am not subject to backup withholding under Section 3406(a)(1)(C) of the Internal Revenue Code, and I am not subject to FATCA reporting. I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the underreporting of interest or dividends I am subject to FATCA reporting I am not a U.S. person (including resident alien). You must submit the applicable Form W-8 (BEN, BEN-E, ECI, EXP or IMY). In most cases, Form W-8BEN will be the appropriate form. ORD 96200-2025 By signing this form, I have carefully reviewed the application including all supplements attached to the policy, and I agree to the following: • To the best of my knowledge and belief, the statements in this application are complete, true and correctly recorded. • Except for failure to pay premium, the validity of this policy will not be contested after it has been in force during the insured’s lifetime for two years from the date it takes effect. • I confirm that if I have requested the Acceleration of Death Benefits (Living Needs Benefit) rider, I have read the disclosures in the brochure (ORD 87246 NY); and am aware that (1) receipt of accelerated death benefits may affect eligibility for public assistance programs and may be taxable; and (2) a discount is applied to determine any accelerated death benefit payable and a $150 administrative charge will be deducted at the time of payment. • My original signature has been affixed to this application. The original application will be retained by the Company and I will receive a copy identical in form and substance to the original, attached to and will become a part of my policy. • Any policy issued on this application shall not take effect until after all of the following conditions are met: • A payment equal to the full first required premium is received by the Company within the lifetime of the proposed insured. A payment will only be considered to be received if one of the following valid items is received by the Company: (i) a check in the amount of the full first required premium; (ii) a completed and signed payment form for the first full premium; or (iii) any other form of payment acceptable to the Company. • The form of payment submitted is honored. If payment is made by credit/debit card, wire transfer or automatic bank draft, no premium is considered to be honored until the Company actually receives the funds unless otherwise provided by applicable law. • A signed copy of this Application is received by the Company. • To the best of my knowledge and belief, on the date this application was signed, the health of the Proposed Insured is as stated in this application • Only an officer of the Company with the rank or title of Vice President may make or alter any contract or agree not to enforce any of the rights of the Company, and then only in writing. No producer or medical examiner is authorized to accept risks, pass on insurability, make or alter contracts, or waive any of the other rights or requirements of the Company. Notice to or knowledge imputed to any producer or medical examiner will not be notice of or knowledge to the Company unless it is set out in writing in this application. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signed at (STATE) on (DATE) Signature of proposed insured X If policyowner is different from the proposed insured: For a personal policyowner(s): Signature of policyowner(s) X For an entity policyowner(s) (i.e., trust, business): Name of entity Signature of officer/trustee(s) X Title of officer/trustee(s) Signature of producer X NEW YORK 01/2026